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                                                                     EXHIBIT 2.1

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           ALAMOSA PCS HOLDINGS, INC.,
                               A TEXAS CORPORATION

                                  WITH AND INTO

                           ALAMOSA PCS HOLDINGS, INC.,
                             A DELAWARE CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), is entered into by and among Alamosa PCS Holdings, Inc., a Texas corporation ("ALAMOSA-TX") and Alamosa PCS Holdings, a Delaware corporation and wholly-owned subsidiary of Alamosa-TX ("ALAMOSA-DE").


                                    RECITALS


         WHEREAS, Alamosa-TX desires to reincorporate from Texas to Delaware;


         WHEREAS, the respective Boards of Directors of Alamosa-TX and Alamosa-DE have approved the business combination transaction provided for herein in which Alamosa-TX would merge with and into Alamosa-DE, its wholly-owned subsidiary (the "MERGER"), with Alamosa-DE surviving the Merger, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, at least two-thirds (2/3rds) of the shareholders of Alamosa-TX have approved the Merger; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").


                               AGREEMENT OF MERGER

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:


                             ARTICLE I - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement.

         "ALAMOSA-DE STOCK" means shares of the Alamosa-DE's Common Stock, $0.01 par value.


Agreement and Plan of Merger
ALAMOSA PCS HOLDINGS, INC.

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         "ALAMOSA-TX STOCK" means Alamosa-TX's Common Stock, $0.01 par value.

         "CLOSING" has the meaning set forth in Section 2.03.

         "CLOSING DATE" has the meaning set forth in Section 2.03.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.04.

         "MERGER CONSIDERATION" means, in respect of each share of Alamosa-TX Stock the right to receive one (1) fully-paid and nonassessable share of Alamosa-DE Stock.

         "TBCA" means the Texas Business Corporation Act, as amended.

                             ARTICLE II - THE MERGER


         2.01 SHAREHOLDER & DIRECTOR APPROVAL. At least two-thirds (2/3rds) of the shareholders of Alamosa-TX approved the Merger by written consent on January 19, 2000. In addition, the respective Boards of Directors of Alamosa-TX approved the Merger by written consent effective on January 19, 2000, and the Board of Directors of Alamosa-DE approved the Merger by written consent on January 5, 2000.


         2.02 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, Alamosa-TX shall be merged with and into Alamosa-DE at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Alamosa-TX shall cease and Alamosa-DE shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Alamosa-TX in accordance with the DGCL and TBCA. Alamosa-DE, the surviving corporation, will be responsible for, and obligated to pay, all applicable Texas franchise tax and related fees of Alamosa-TX, if the same are not timely paid.

         2.03 CLOSING. The Closing of the Merger (the "CLOSING") will take place at Alamosa-DE's principal office at a date to be mutually agreed upon between the parties (the date of the Closing being referred to herein as the "CLOSING DATE"). At the Closing, (i) the Certificates required by Article III shall be delivered, (ii) the appropriate officers of Alamosa-TX and Alamosa-DE shall execute and acknowledge the Articles of Merger, and the Certificate of Merger and (iii) the parties shall take such further action as is required to consummate the transactions described in this Agreement, the Articles of Merger and the Certificate of Merger.

         2.04 EFFECTIVE TIME. As soon as practicable on or after the Closing Date, the parties shall file Articles of Merger and a Certificate of Merger executed in accordance with the relevant provisions of the TBCA and DGCL, respectively, and shall make all other filings or recordings required under the laws of the TBCA and DGCL. The Merger shall become effective upon the later of the filing of the Articles of Merger with the Texas Secretary of State or Certificate of Merger with the Delaware Secretary of State (the time the Merger becomes effective being the "EFFECTIVE TIME" of the Merger).



Agreement and Plan of Merger
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         2.05 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the laws of the DGCL and TBCA.

         2.06 CERTIFICATE OF INCORPORATION AND BYLAWS.

              (a) The Amended and Restated Certificate of Incorporation of Alamosa-DE as in effect at the Effective Time shall be the Certificate of Incorporation of Alamosa-DE, the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

              (b) The Amended and Restated Bylaws of Alamosa-DE as in effect at the Effective Time of the Merger shall be the Bylaws of Alamosa-DE, the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

         2.07 DIRECTORS. The directors of Alamosa-DE at the Effective Time of the Merger shall be the directors of Alamosa-DE, the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.08 OFFICERS. The officers of Alamosa-DE at the Effective Time of the Merger shall be the officers of Alamosa-DE, the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.09 COPY OF THE AGREEMENT. An executed copy of this Agreement will be kept on file at the offices of Alamosa-DE, the surviving corporation. A copy of the Agreement will be furnished by Alamosa-DE, on written request and without cost, to any holder of capital stock of Alamosa-DE (or former holder of capital stock of Alamosa-TX) and to any creditor or obligee of Alamosa-DE or Alamosa-TX at the time of the Merger if such obligation is then outstanding.


                 ARTICLE III - EFFECT OF MERGER ON CAPITAL STOCK
                    OF THE PARTIES; EXCHANGE OF CERTIFICATES


         3.01 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Alamosa-TX Stock or any shares of capital stock of Alamosa-DE:



              (a) CONVERSION OF ALAMOSA-TX STOCK. Each share of Alamosa-TX Stock issued and outstanding as of the Effective Time of the Merger shall be converted into the right to receive the Merger Consideration; provided, however, any shares of Alamosa-TX Stock held by Alamosa-DE shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Merger, all shares of Alamosa-TX Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Alamosa-TX Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in exchange therefor.


              (b) CANCELLATION OF TREASURY STOCK. All shares of Alamosa-TX Stock, if any, that are owned as treasury stock as of the Effective Time of the Merger shall be canceled and retired and shall cease to exist and no capital stock of Alamosa-DE or other consideration shall be delivered in exchange therefor.


Agreement and Plan of Merger
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         3.02 EXCHANGE OF CERTIFICATES; PAYMENT OF MERGER CONSIDERATION. Each
holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Alamosa-TX Stock (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01 shall surrender such Certificates for cancellation to Alamosa-DE, duly executed, and immediately following the Effective Time. Alamosa-DE shall issue to such holder in exchange therefor a certificate representing the number of shares of Alamosa-DE Stock that such holder has the right to receive pursuant to the provisions of Section
3.01. Upon payment of the Merger Consideration, the Certificates so surrendered shall forthwith be canceled.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                          SIGNATURE PAGE(S) TO FOLLOW.


Agreement and Plan of Merger
ALAMOSA PCS HOLDINGS, INC.

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         IN WITNESS WHEREOF, the undersigned corporations have executed this
Agreement as of the __________ day of ___________, 2000.


                                                  ALAMOSA PCS HOLDINGS, INC.,
                                                  a Texas corporation



                                                  By:
                                                     ---------------------------
                                                          David E. Sharbutt,
                                                          President


                                                  ALAMOSA PCS HOLDINGS, INC.,
                                                  a Delaware corporation


                                                  By:
                                                     ---------------------------
                                                          David E. Sharbutt,
                                                          President





Agreement and Plan of Merger
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